Exhibit 99.1

NATIONAL HOLDINGS CORPORATION REPORTS SIGNIFICANT REVENUE AND NET INCOME GROWTH IN THE FISCAL THIRD QUARTER 2014

Revenue Increases 43% to $46.6 Million and Net Income Increases 75% to $1.4 Million

Plans to Obtain National Stock Exchange Listing

NEW YORK, August 13, 2014 – National Holdings Corporation (OTC BB: NHLD) (”National Holdings” or the “Company”), a full-service investment banking and asset management firm, today announced financial results for the Company’s fiscal third quarter and nine months ended June 30, 2014.

Fiscal Third Quarter 2014 Highlights

●	Increased revenues by approximately 43% to $46.6 million, compared with revenues of $32.7 million for the same period last year
●

Generated net income growth of 75% to $1.4 million, or $0.01 per basic and diluted share for the three months ended June 30, 2014, compared with net income of $0.8 million, or $0.01 per basic and diluted share for the same period last year

●	Increased Adjusted EBITDA, a non-GAAP measure, by 101% to $2.3 million for the three months ended June 30, 2014, compared with $1.2 million for the same period last year

Year-to-Date Fiscal 2014 Highlights

●	Increased revenues by 53% to $141.1 million, compared with revenues of $92.1 million for the same period last year
●

Generated net income growth of 322% to $5.3 million, or $0.04 per basic and diluted share for the nine months ended June 30, 2014, compared with net income of $1.3 million, or $0.02 per basic and diluted share for the same period last year

●	Increased Adjusted EBITDA, a non-GAAP measure, by 187% to $8.2 million for the nine months ended June 30, 2014, compared with $2.9 million for the same period last year

Mark D. Klein, National Holdings’ Chief Executive Officer and Co-Executive Chairman, commented, “Our third quarter and year-to-date results reflect continued momentum across all major business lines, leading to strong revenue growth, margin expansion and significant EBITDA and net income growth. We also continue to prudently manage operating expenses by implementing additional cost cutting measures with a focus on maintaining profitability. Our revenues increased due to strong performance primarily from our retail brokerage, investment banking and asset management businesses in addition to our prior acquisition of Gilman Ciocia’s tax and accounting business. In an effort to increase visibility and gain exposure to a potentially broader shareholder base while simultaneously improving the Company’s capital structure, our Board of Directors, pursuant to approval from our shareholders at the Company’s annual meeting, plans to enact a reverse stock split as a first step to seeking a listing on a national stock exchange.”

Mark Goldwasser, President and Chief Executive Officer of the Company’s broker-dealer subsidiary, National Securities, added, “Our strong operating results benefited from the ongoing expansion of our investment banking and retail brokerage platform. In the third quarter, investment banking revenues increased 28% to $5.3 million and commissions increased 41% to $27.9 million. To-date in 2014, our investment banking group served as lead or co-lead manager in 32 transactions to emerging growth companies in our target markets. Our asset management unit also performed above expectations with revenues increasing 60% to $3.8 million. Since the end of the third quarter, we signed an agreement with a west-coast group, Liquid Venture Partners, which will further expand our ability to raise private and public capital for high growth technology issuers with dynamic IP and add a seasoned team that complements our existing technology banking team.”

Fiscal Third Quarter Ended June 30, 2014 Financial Review

National Holdings reported fiscal third quarter 2014 revenue of $46.6 million, an increase of approximately 43% over revenue of $32.7 million reported in the fiscal third quarter of 2013. The increase in revenues reflects growth across all major business lines and includes the merger with Gilman Ciocia, which diversified the Company’s business to include financial planning and tax preparation services as well as further expanding the Company’s team of registered representatives, investment advisors, insurance sales representatives, and accountants.

In comparison with the approximately 43% increase in revenues, total expenses increased 42%, or $13.3 million, to $45.2 for the fiscal third quarter 2014 compared to $31.9 in the fiscal third quarter 2013. The increase in total expenses is primarily a result of higher levels of commissions, compensation and fees, due to the significant increase in revenues. These expenses were partially offset by a reduction in interest expense. While total expenses increased, the Company recorded a quarter over quarter improvement in net profit margin of approximately 50 basis points.

Adjusted EBITDA, a non-GAAP measure, increased 101% to $2.3 million in the fiscal third quarter ended June 30, 2014, compared to adjusted EBITDA of $1.2 million in the fiscal third quarter ended June 30, 2013.

On a GAAP basis, net income for the fiscal third quarter ended June 30, 2014 increased to $1.4 million, or $0.01 per basic and diluted share, compared to net income of $0.8 million, or $0.01 per basic and diluted share in the fiscal third quarter of 2013.

Nine Months Ended June 30, 2014 Financial Review

National Holdings reported fiscal 2014 year-to-date revenue of $141.1 million, an increase of 53% over revenue of $92.1 million reported in fiscal 2013, and includes the merger with Gilman Ciocia, which diversified the Company’s business to include financial planning and tax preparation services as well as further expanding the Company’s team of registered representatives, investment advisors, insurance sales representatives, and accountants.

Total expenses increased 50% to $135.5 for the nine months ended June 30, 2014, compared to $90.6 in the nine months ended June 30, 2013. The increase in total expenses is consistent with the factors outlined above. For the nine month period, the Company recorded an improvement in net profit margin of approximately 240 basis points.

Adjusted EBITDA, a non-GAAP measure, increased 187% to $8.2 million in the nine months ended June 30, 2014, compared with $2.9 million in the nine months ended June 30, 2013.

On a GAAP basis, net income for the nine months ended June 30, 2014 increased to $5.3 million, or $0.04 per basic and diluted share, compared with net income of $1.3 million, or $0.02 per basic and diluted share in 2013.

Balance Sheet

As of June 30, 2014, National Holdings had $23.6 million in cash. The Company reported total stockholders’ equity of $30.6 million, which represents an increase of 93.6% from September 30, 2013.

Business Update

National Asset Management

In the fiscal third quarter 2014, the Company completed the successful integration of Gilman’s asset management and financial planning business, Asset and Financial Planning LTD. (AFP), into National Asset Management (NAM). This initiative led to increased synergies and assets, increasing AUM to approximately $1.3 billion. NAM also administers assets for an independent RIA whose assets increased to $500 million in the fiscal third quarter.

1:10 Reverse Split of Common Stock

Since the end of the fiscal third quarter 2014 and pursuant to the authorization previously granted by stockholders at the Company’s most recent Annual Meeting of Stockholders, the Board of Directors intends to effect a 1-for-10 reverse stock split of the Company's issued and outstanding common stock. The reverse stock split is intended to facilitate the listing of National Holding's common stock on a national stock exchange.

New Corporate Finance Venture

Since the end of the fiscal third quarter 2014, National Holdings signed an agreement with a Los Angeles based group, Liquid Venture Partners. This team will further expand our ability to raise private and public capital for high growth technology issuers with dynamic IP. This experienced team with their unique expertise will complement our existing technology focused banking team.

Conference Call

National Holdings will host a conference call to discuss its fiscal third quarter 2014 earnings results on Wednesday, August 13, 2014, at 5:00 p.m. ET. To access the teleconference, please dial (706) 902-2067 (domestic and international) approximately ten minutes before the teleconference’s scheduled start time and reference ID # 81406388.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion and available through August 20, 2014. The teleconference replay can be accessed by dialing (404) 537-3406 (domestic and international) and entering the ID# 81406388. An audio file replay will also be available on the investor relations portion of National Holding’s website at http://www.nhldcorp.com/investors.aspx.

About National Holdings Corporation

National Holdings Corporation is a full-service investment banking and asset management firm that provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading and equity research, financial planning, market making, tax preparation, insurance and annuities, to corporations, institutional investors and high net-worth clients. With over 1,100 independent advisors, brokers, traders and sales associates, the Company is a leading Independent Advisor and Broker services company. National Holdings operates through five subsidiaries: National Securities Corporation, vFinance Investments, Inc., National Insurance Corporation, National Asset Management, Inc. and Gilman Ciocia, Inc. The Company was founded in 1947 and is headquartered in New York and Florida. For more information, visit www.nhldcorp.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

Contacts:

National Holdings Corporation

Mark D. Klein, 212-417-8210

Chief Executive Officer and Co-Chairman

Or

Prosek Partners

Nick Rust, 212-279-3115

nrust@prosek.com

Source: National Holdings Corporation

(Financial Tables Follow)

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

ASSETS

	June 30,	September 30,
	2014	2013
	(Unaudited)
Cash	$23,624,000	$19,985,000
Restricted cash	92,000	92,000
Deposits with clearing organizations	1,035,000	1,107,000
Receivables from broker dealers and clearing organizations	5,259,000	4,296,000
Other receivables, net of allowance for doubtful accounts	1,819,000	1,049,000
Advances to registered representatives - net of allowance for doubtful accounts	1,199,000	811,000
Securities owned, at fair value	1,167,000	467,000
Prepaid expenes	969,000	764,000
Fixed assets, net of accumulated depreciation	763,000	447,000
Intangible assets, net	8,941,000	-
Goodwill	4,464,000	-
Other assets	669,000	493,000
Total Assets	$50,001,000	$29,511,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable, accrued expenses and other liabilities	$19,187,000	$13,699,000
Securities sold, but not yet purchased, at fair value	227,000	15,000
Total Liabilities	19,414,000	13,714,000

National Holdings Corporation Stockholders' Equity
Common stock, $.02 par value, 150,000,000 shares authorized; 123,246,888 shares issued and outstanding at June 30, 2014 and 100,580,203 shares issued and outstanding at September 30, 2013	2,465,000	2,012,000
Additional paid-in capital	77,013,000	67,982,000
Accumulated deficit	(48,906,000)	(54,212,000)
Total National Holdings Corporation Stockholders' Equity	30,572,000	15,782,000

Non Controlling Interest	15,000	15,000

Total Stockholders' Equity	30,587,000	15,797,000

Total Liabilities and Stockholders' Equity	$50,001,000	$29,511,000

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Month Period Ended June 30,		Nine Month Period Ended June 30,
	2014	2013	2014	2013
Revenues
Commissions	$27,864,000	$19,799,000	$85,777,000	$56,608,000
Principal transactions	3,977,000	3,649,000	13,119,000	10,561,000
Investment banking fees	5,273,000	4,105,000	14,473,000	8,494,000
Interest and dividends	906,000	880,000	2,723,000	2,930,000
Transfer fees and clearing services	2,105,000	1,810,000	6,873,000	5,850,000
Investment advisory fees	3,783,000	2,369,000	10,511,000	7,215,000
Tax preparation and accounting fees	2,557,000	-	6,832,000	-
Other	137,000	52,000	773,000	399,000
Total Revenues	46,602,000	32,664,000	141,081,000	92,057,000

Operating Expenses
Commissions, compensation and fees	38,475,000	27,955,000	115,003,000	78,605,000
Clearing fees	860,000	702,000	3,001,000	2,123,000
Communications	1,217,000	1,174,000	3,548,000	3,437,000
Occupancy expenses	1,064,000	504,000	3,090,000	1,619,000
Professional fees	1,071,000	503,000	3,169,000	1,728,000
Depreciation and amortization	615,000	258,000	1,771,000	796,000
Interest	6,000	10,000	29,000	240,000
License and registration fees	579,000	437,000	1,495,000	1,214,000
Other admininstrative expenses	1,304,000	316,000	4,398,000	818,000
Total Operating Expenses	45,191,000	31,859,000	135,504,000	90,580,000

Income from operations	1,411,000	805,000	5,577,000	1,477,000

Other Expenses
Loss on investment in unaffiliated entity	-	-	-	(162,000)
Total Other Expenses	-	-	-	(162,000)

Income before Income Tax Expense	1,411,000	805,000	5,577,000	1,315,000

Income tax expense	29,000	-	271,000	60,000
Net Income	1,382,000	805,000	5,306,000	1,255,000

Net loss attributable to noncontrolling interest	-	-	-	3,000

Net Income attributable to common stockholders	$1,382,000	$805,000	$5,306,000	$1,258,000

Net Income attributable to common stockholders - Basic	$0.01	$0.01	$0.04	$0.02
Net Income attributable to common stockholders - Diluted	$0.01	$0.01	$0.04	$0.02

Weighted number of shares outstanding - Basic	123,246,888	89,016,988	122,084,494	62,580,749
Weighted number of shares outstanding - Diluted	125,141,280	89,016,988	123,610,126	66,596,691

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Please refer to the schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and adjusted EBITDA as financial measures to evaluate the profitability and efficiency of the Company’s business model. EBITDA and adjusted EBITDA are not presented in accordance with GAAP.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

National Holdings Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013

Net income, as reported	$1,382,000	$805,000	$5,306,000	$1,258,000
Interest expense	6,000	10,000	29,000	240,000
Income taxes	29,000	-	271,000	60,000
Depreciation	94,000	103,000	295,000	330,000
Amortization	521,000	155,000	1,476,000	463,000
EBITDA	2,032,000	1,073,000	7,377,000	2,351,000
Non-cash compensation expense	217,000	-	644,000	-
Forgivable loan amortization	60,000	77,000	166,000	212,000
Non-cash other administrative expenses	-	-	-	125,000
Loss on investment in unaffiliated entity	-	-	-	162,000
EBITDA, as adjusted	$2,309,000	$1,150,000	$8,187,000	$2,850,000

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